EXHIBIT INDEX

(12) Tax opinion for merger of IDS Life Series - Money Market Portfolio into AXP Variable Portfolio - Cash Management Fund.

(16)(a) Directors'/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated July 7, 2004.